Exhibit 4.2

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS. THE TRANSFER OF ANY COMMON SHARES ISSUABLE UPON THE EXERCISE HEREOF IS SUBJECT TO THE TRANSFER RESTRICTIONS SPECIFIED IN SECTION 4.5 OF THIS WARRANT. THIS WARRANT MAY NOT BE EXERCISED AND THE WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS, UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER ANY OTHER APPLICABLE SECURITIES LAWS.

CASTLEPOINT HOLDINGS, LTD.

AMENDED AND RESTATED WARRANT

TO PURCHASE 1,127,000 COMMON SHARES

Issued: April 6, 2006

Amended and Restated: May 11, 2006

Expires: April 6, 2016

Effective as of April 6, 2006

THIS AMENDED AND RESTATED WARRANT amends and restates in its entirety (and is given in substitution for and as a replacement for) the Warrant originally issued to the Holder (as defined below) on March 28, 2006 to purchase the same number of Common Shares (as defined below) set forth herein. The Company and the Holder have agreed that this Warrant shall be issued as of April 6, 2006 (the “Issuance Date”) and effective as of April 6, 2006 (the “Effective Date”). This Warrant certifies that, for value received, TOWER GROUP, INC., a Delaware corporation, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from CASTLEPOINT HOLDINGS, LTD., a Bermuda exempted company (the “Company”), on the terms and subject to the conditions hereinafter set forth, One Million One Hundred Twenty Seven Thousand (1,127,000) Common Shares (defined below) of the Company. The value received by the Company in consideration of issuing the Warrant to the Holder is the payment by the Holder of certain operating expenses incurred by the Company prior to the Effective Date as set forth in Section 4.6.

1.             DEFINITIONS. In addition to the definitions set forth in this Warrant, as used herein, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any specified person, any other person controlling, controlled by, or under common control with, such person. For the purposes of this definition, control when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or in Bermuda, or a day on which banking institutions in the State of New York or Bermuda are authorized or required by law or other government action to close.

“Common Shares” shall mean common shares, $0.01 par value each, of the Company.

“Exercise Price” shall mean Ten United States Dollars (U.S.$10.00) per share, subject to adjustment pursuant to Section 5 below; provided, that at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

 “Warrant Shares” shall mean the number of the Company’s Common Shares issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2.             EXERCISE OF WARRANT. Subject to the limitations set forth in Section 4.5 of this Warrant, the rights represented by this Warrant may be exercised in whole or in part during the period commencing on the Effective Date and ending on the tenth anniversary of the Issuance Date (such period being referred to as the “Exercise Period”) by delivery of the following to the Company at its address set forth below (or at such other address as it may designate by notice in writing to the Holder):

(a)           An executed Notice of Exercise in the form attached hereto;

(b)           Payment of the Exercise Price by any of the following: (i) in cash, (ii) by check, or (iii) in immediately available funds, by wire transfer to a bank account designated in writing by the Company; and

(c)           This Warrant.

Upon the exercise of the rights represented by this Warrant, if applicable, the Company shall use reasonable efforts to complete as quickly as possible the requirements of Section 42A of the Bermuda Companies Act 1981, as amended (the “Bermuda Act”), and a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates (and subject to securities law limitations as to any such Affiliate and the transfer restrictions contained in the Company’s Bye-laws), shall be issued and delivered to the Holder or the Holder’s designee, as the case may be, within five (5) Business Days after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then current number of Warrant Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Warrant Shares for which this Warrant is then being exercised, issue a new Warrant to the Holder, which shall be identical hereto, except that the number of remaining Warrant Shares covered thereby shall be adjusted accordingly, and exercisable for the remaining number of Warrant Shares purchasable hereunder.

The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the latest of (i) the date the Company receives the executed Notice of Exercise, payment of the Exercise Price, if any, and this Warrant; (ii) if applicable, the date the Company has complied with the requirements of Section 42A of the Bermuda Act; and (iii) the date on which the Holder’s or designee’s name is entered in the Register of Members of the Company, irrespective of the date of delivery of such certificate or certificates.

2.1          Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Shares (at the date of calculation as set forth below), is greater than the Exercise Price, and the Company has complied with the provisions of Section 42A of the Bermuda Act (or other like statutory provision which may affect the Company’s ability to repurchase its Common Shares or to give effect to a cashless exercise of this Warrant), then in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (including that portion of this Warrant in payment of the Exercise Price to effect such cashless exercise) at the principal office of the Company, together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Common Shares computed using the following formula:

X = Y (A-B)
A

Where X =	the number of Common Shares to be issued to the Holder

Y =	the number of Common Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =

the fair market value of one of the Company’s Common Shares (at the date of such calculation) provided, that such fair market value shall not be less than the then current par value of the Company’s Common Shares

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one of the Company’s Common Shares shall be determined by the Company’s Board of Directors in good faith; provided, however, that if there is a public market for the Common Shares, the fair market value per share shall be the average per share closing price over the five (5) trading days immediately preceding such calculation as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System).

3.             COVENANTS OF THE COMPANY.

3.1          Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times hereunder have authorized and reserved, free from preemptive rights, a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant. If the number of authorized but unissued Common Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

3.2          Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is comparable to cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.3          Reservation of Shares. The Company covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of the rights represented by the Warrant. The Company further covenants and agrees to take all such actions as may be necessary to ensure that all Common Shares delivered upon exercise of this Warrant will be duly and validly authorized and issued and fully paid and nonassessable and free from preemptive rights with respect to the issue thereof.

4.             REPRESENTATIONS AND COVENANTS OF HOLDER.

4.1          Acquisition of Warrant for Own Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2          Securities Are Not Registered.

(a)           The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that no distribution or public offering of the shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)           The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant, or to comply with any exemption from such registration.

(c)           The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that there can be no assurance that the Company will satisfy these conditions in the foreseeable future.

4.3          Legended Shares.

The Holder understands and agrees that all certificates evidencing the Common Shares to be issued in connection with the exercise of this Warrant will bear legends substantially in the form set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED (EXCEPT TO THE COMPANY OR A SUBSIDIARY THEREOF) UNLESS (I) (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT, OR (B) A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED IS PROVIDED TO THE COMPANY, AND (II) THE TRANSFEREE (A) IS (i) AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, (ii) A “QUALIFIED INSTITUTIONAL BUYER” (AS THAT TERM IS DEFINED IN RULE 144A OF THE SECURITIES ACT), OR (iii) A PERSON ACQUIRING SHARES PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND TO CURRENT OR PROPOSED DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY, AND (B) IF APPLICABLE, HAS OBTAINED THE CONSENT OF THE BERMUDA MONETARY AUTHORITY.

IN ADDITION, ANY SALE, OFFER FOR SALE, PLEDGE OR HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND THE RIGHTS ATTACHING TO THESE SECURITIES ARE SUBJECT TO, THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT ISSUED ON MARCH 28, 2006 BY THE COMPANY TO TOWER GROUP, INC. (THE “TOWER WARRANT”) AND IN THE BYE-LAWS OF THE COMPANY, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SECURITIES AT THE REGISTERED OFFICE OF THE COMPANY.

UNDER THE TERMS OF THE TOWER WARRANT, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED PRIOR TO MARCH 28, 2009.

4.4          Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

4.5          Transfer Restriction. The Holder hereby acknowledges, covenants and agrees that the Warrant Shares may not be sold, offered for sale, hypothecated, assigned or otherwise transferred, directly or indirectly, prior to March 28, 2009.

4.6          Payment of Company’s Operating Expenses. The Holder hereby covenants and agrees that the Holder shall pay for the following operating expenses incurred by the Company prior to the Effective Date, and that the Company shall not be liable to the Holder for payment of such operating expenses:

(a)           the cost of the use of the Holder’s office space by the Company prior to the Effective Date; and

(b)           the cost of the time made available to the Company by the Holder of the following employees of the Holder prior to the Effective Date: Michael H. Lee, Joel S. Weiner, James Dulligan, James Parylak, Richard Weidman, Joseph Beitz and Robert Hedges.

5.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price in effect and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 5 and in Section 7 below. In the event of changes in the outstanding Common Shares of the Company by reason of share dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.             FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.             REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital shares of the Company (other than a change in par value or as a result of a share dividend or subdivision, split-up or combination of shares), or the consolidation, amalgamation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state or any consolidation, amalgamation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger, amalgamation or reorganization, own more than 50% of the voting power of the surviving entity immediately after such consolidation, merger, amalgamation or reorganization), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.

8.             NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

9.             REGISTRATION RIGHTS. The Company shall afford the Holder certain registration rights with respect to the Warrant Shares in accordance with the terms and subject to the conditions of that certain Registration Rights Agreement between the Company and Tower Group, Inc., dated as of April 4, 2006.

10.          TRANSFER OF WARRANT. Neither this Warrant nor any of the rights or interests of the Holder hereunder are transferable or assignable, except by operation of law, without the prior written consent of the Company.

11.          LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and of indemnity (other than in connection with any mutilated Warrant surrendered to the Company for cancellation) reasonably satisfactory to the Company, upon reimbursement of the Company’s reasonable direct expenses, and upon such other terms as the Company may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), the Company shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.          NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at 120 Broadway, 14th Floor, New York, New York 10271, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

13.          ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.          GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.

15.          SEVERABILITY. In the event that any provision or any part of any provision of this Warrant shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Warrant shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be executed by its duly authorized officer.

Date:       May 11, 2006

CASTLEPOINT HOLDINGS, LTD.,
a Bermuda exempted company

By:	/s/ Joel S. Weiner
	Name:	Joel S. Weiner
	Title:	Senior Vice President and Chief
Financial Officer

	Address:	Clarendon House, 2 Church Street
Hamilton HM 11 Bermuda
	Attn:	The Secretary
	Facsimile:	(441) 292-4720

Agreed to and accepted

as of the date written above:

TOWER GROUP, INC.

By:	/s/ Francis M. Colalucci
	Name:	Francis M. Colalucci
	Title:	Senior Vice-President & Chief Financial Officer

	Address:	120 Broadway
New York, NY 10271-5492
U.S.A.
	Attn:	General Counsel
	Facsimile:	(212) 271-5492

NOTICE OF EXERCISE

To:          CastlePoint Holdings, Ltd.

(1)           ☐            Payment. The undersigned hereby elects to purchase                    Common Shares of CastlePoint Holdings, Ltd. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment the exercise price in full, together with all applicable transfer taxes, if any.

☐            Net Exercise. The undersigned hereby elects to purchase                   Common Shares of CastlePoint Holdings, Ltd. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing said Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)           The undersigned represents that (i) the aforesaid Common Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Common Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Common Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Common Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.